EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA, Inc.
Winter Park, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2015, relating to the consolidated financial statements of IZEA, Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley, LLP

Orlando, Florida
June 17, 2016